UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : September 10, 2010

Omni Ventures, Inc.
(Exact name of registrant as Specified in its charter)

Kansas                    333-156263                            26-3404322
 (State or other jurisdiction)    (Commission file number)          (IRS Identification No.)

7500 College Blvd.,5th Floor, Overland Park, KS 66210
(Address of principal executive offices) (Zip Code)

ISSUER'S TELEPHONE NUMBER: (913) 693-8073

 Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Agreements of Certain Officers

Effective September 8, 2010, Neil Kleinman and Larry Sands gave notice of their resignation as officers and directors of the Registrant. The resignations stated that both were resigning for personal reasons and each resignation stated that he had no disagreement with the Registrant.

As a result of those resignations, the Registrants majority shareholder appointed the following as new directors of the Registrant, who subsequently elected the following officers of the Registrant:

James Smith	Director, President
Myles O’Dwyer	Director, Chief Financial Officer
Douglas Byerley	Director, Secretary

James Smith, age 66, was elected as the Registrant’s President and Director on September 8, 2010.   From 2004 to the present, MR. Smith has been the Chief Executive Officer of Unisone, Inc. which is a privately held internet software and operating company.

Myles O’Dwyer, age 58, was elected Chief Financial Officer and a Director of the Registrant on September 8, 2010.  From 2000 to the present, Mr. O=Dwyer, both independently and as a member of various management teams, he has provided management services to start-up and early stage development companies. As part of his duties, he has assisted companies in developing business plans and assisted them in managing their accounting departments.

Douglas Byerley, age 56, was elected Secretary and a Director of the Registrant on September 8, 2010.  From 2007 to the present, Mr. Byerley has been president of Byerley & Associates, Inc. which is a management consulting company in Overland Park, Kansas. That company focuses on the payments, business process outsourcing and in the financial services industries.  From 1996-2007, Mr. Byerley was a Senior Vice President with First Data Corporation, located in Greenwood Village, Colorado.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Ventures, Inc.
(Registrant)

By: /s/ James Smith____
     James Smith, President

Dated: September 10, 2010